Exhibit 10.1

THIS NOTE AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

6% Convertible Promissory Note

U.S. $50,000	Issuance Date: November 30,2020
No.: 113020	Maturity Date: March 31, 2021

FOR VALUE RECEIVED, Vivos, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of General Ventures LLC or any permitted holder of this Convertible Promissory Note (the “Payee”), at the principal office of the Payee set forth herein, the principal sum of $100,000 , with interest on the unpaid principal balance hereof at a rate equal to six percent (6%) per annum commencing on the date hereof, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Convertible Promissory Note (this “Note”).

1. Exchange of Principal and Interest upon Qualified Financing. Following the Issuance Date, upon the closing of an equity financing pursuant to an effective registration statement or a Reg. A offering with gross proceeds to the Company totaling at least $350,000 exclusive of any note exchanges as defined herein (a “Qualified Financing”), the outstanding principal amount of this Note together with all accrued and unpaid interest hereunder (the “Outstanding Balance”) shall be exchanged into such securities as are issued in the Qualified Financing, the amount of which shall be determined in accordance with the following formula: (the Outstanding Balance as of the closing of the Qualified Financing) x (1.20) (the, “Exchange Amount”). Upon an exchange of this Note, the Payee shall be granted all rights afforded to an investor in the Qualified Financing.

2. Voluntary Conversion of Principal and Interest. Subject to the terms and conditions of this Section 2 and provided this Note remains outstanding and has not been converted pursuant to Section 1, the Payee shall have the right, at the Payee’s discretion, (1) to convert the Outstanding Balance (the “Conversion Right”) into an amount of common stock (or the equivalent amount of convertible preferred stock if necessary to prevent ownership in excess of 4.99%) equal to the Outstanding Balance divided by $.0___ or (2) to apply the Exchange Amount as purchase price into an equity financing completed by the Company that does not otherwise meet the definition of a Qualified Financing. If the Payee desires to exercise the Conversion Right, the Payee shall, give written notice to the Company (by email or fax) (the “Conversion Notice” in the form attached hereto), which Conversion Notice shall (a) state the Payee’s election to exercise the Conversion Right, and (b) provide for a representation and warranty of the Payee to the Company that, as of the date of the Conversion Notice, the Payee has not assigned or otherwise transferred all or any portion of the Payee’s rights under this Note to any third parties.

3. Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder by electronic delivery or as directed by Payee the Conversion Shares.

i. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Debenture delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

ii. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Debenture in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. If the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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4. Principal and Interest Payments.

In the event a Qualified Financing is not completed or the the Payee has not exercised the Conversion Option, Company shall repay the entire principal balance then outstanding under this Note by May 30, 2021 (the “Maturity Date”), unless otherwise extended in writing by the Payee.

Interest on the outstanding principal balance of this Note shall accrue at a rate of six percent (6%) per annum commencing on the date hereof, which interest shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days. In the event there has been no Qualified Financing and the Payee has not exercised its Conversion Right, all accrued and unpaid interest due under this Note shall be payable on the Maturity Date by the Company. Furthermore, upon the occurrence of an Event of Default (as defined below), or following the Maturity Date, the interest shall accrue on the then outstanding principal balance of the Note from such date until this Note is paid in full at the rate of 10 percent (10%) per annum.

At the Company’s sole option, the Company may prepay all or a portion of the outstanding principal amount of this Note and/or all or a portion of the accrued and unpaid interest hereon in cash at any time prior to the Maturity Date without penalty or premium. Any payments made under this Note shall be applied first to the accrued and unpaid interest, if any, and the remainder to the unpaid principal amount. Notwithstanding the foregoing, the holder of this Note shall retain the right to convert this Note, for a period of ten (10) business days following the Company’s notice of its intention to prepay this Note.

5. Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

6. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

(a) The Company has been duly incorporated and validly exists and is in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

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(b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(c) The execution, delivery and performance of this Note will not: (i) conflict with or result in a material breach of or a default under any of the terms or provisions of, (A) the Company’s Certificate of Incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound; (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets; or (iii) result in the creation or imposition of any material lien or encumbrance upon any material property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party or may be bound or to which the Company or any of its property is subject.

(d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

(e) The Company shall not issue any notes or indebtedness that rank senior to this Note while this Note is outstanding.

7. Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) the Company shall fail to make the payment of any principal amount outstanding for a period of ten (10) business days after the date such payment shall become due and payable hereunder; or

(b) the Company shall fail to make the payment of any accrued and unpaid interest for a period of ten (10) business days after the date such interest shall become due and payable hereunder; or

(c) any material breach by the Company of any representations or warranties made by the Company herein; or

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(d) the holder of any indebtedness of the Company shall accelerate any payment of any amount or amounts of principal or interest on any such indebtedness (the “Indebtedness”) (other than with respect to this Note and notes of like tenor) prior to its stated maturity or payment date, the aggregate principal amount of which Indebtedness is in excess of $500,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within fifteen (15) business days of such acceleration; or

(e) A judgment or judgments for the payment of money shall be rendered against the Company for an amount in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments that shall remain unpaid for a period of forty five (45) consecutive days or more after its entry or issue or that shall not be discharged, released, dismissed, stayed or bonded (due to an appeal or otherwise) within forty five (45) consecutive day period after its entry or issue; or

(f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code, as amended (the “Bankruptcy Code”) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, or (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic); or

(g) a proceeding or case shall be commenced in respect of the Company without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of forty-five (45) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of forty-five (45) consecutive days; or

(h) the Company issues any indebtedness ranking senior to this Note, while this Note is outstanding.

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8. Remedies Upon Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare, by providing the Company with not less than ten (10) days prior written notice, the entire unpaid principal balance of this Note together with all interest accrued and unpaid hereon, due and payable, and upon the Company’s receipt of such notice, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued and unpaid interest hereunder shall be immediately due and payable, and (ii) Sections 8(a) through (e), the Payee may exercise or otherwise enforce any one or more of the Payee’s rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding anything to the contrary contained in this Note, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s common stock in the amounts described herein.

9. Conversion Restrictions.

(a) Notwithstanding anything to the contrary as set forth in Section 1 and 2 of this Note, at no time may a holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Note holder providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that such holder would like to waive such Conversion Restriction. This Section 9(a) with regard to any or all shares of Common Stock issuable upon conversion of this Note, shall be of no force or effect with regard to those shares of referenced in the Waiver Notice.

(b) Notwithstanding anything to the contrary as set forth in Section 1 and 2 of this Note, at no time may a holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder at such time, the number of shares of Common Stock which would result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon the Note holder providing the Company with sixty-one (61) days notice (the Waiver Notice”) that such holder would like to waive such Conversion Restriction, this Section 9(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, shall be of no force or effect with regard to those shares of referenced in the Waiver Notice.

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10. Replacement. Upon receipt of a duly executed and notarized written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

11. Parties in Interest; Transferability. This Note shall be binding upon the Company and its successors and assignees and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may not be transferred or sold, pledged, hypothecated or otherwise granted as security by the Payee without the prior written consent of the Company, which consent will not be unreasonably withheld.

12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

13. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of the Payee:	General Ventures

Address of the Company:	Vivos, Inc.
719 Jadwin Avenue
Richland, Washington 99352

14. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted

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15. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

16. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore, the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

17. Failure or Delay Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18. Enforcement Expenses. The Company agrees to pay all reasonable costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

19. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and permitted assigns of each such party.

20. Compliance with Securities Laws. The Payee acknowledges and agrees that this Note and the securities issuable upon the conversion of this Note, is being, and will be, acquired solely for the Payee’s own account and not as a nominee for any other party, and for investment purposes only and not with a view to the resale or distribution of any part thereof, and that the Payee shall not offer, sell or otherwise dispose of this Note or the securities issuable upon the conversion of this Note other than in compliance with applicable federal and state laws. The Payee understands that this Note and the securities issuable upon the conversion of this Note, unless otherwise registered, are “restricted securities” under applicable federal and state securities laws and that such securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”). The Payee represents and warrants to the Company that the Payee is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. This Note and any Note issued in substitution or replacement therefore, and the securities issuable upon the conversion of this Note, unless otherwise registered, shall be stamped or imprinted with a legend in substantially the following form:

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“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT THE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

21. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

22. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 14 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this section shall affect or limit any right to serve process in any other manner permitted by applicable law.

23. Waivers. Except as otherwise specifically provided herein, the Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and does hereby consent to any number of renewals or extensions of the time for payment hereof and agrees that any such renewals or extensions may be made without notice and without affecting its liability herein, AND DOES HEREBY WAIVE TRIAL BY JURY. No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

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IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

Maker:
Vivos, Inc.

By:
Name:	Michael Korenko
Title:	Chief Executive Office

Payee:

By:
Name:
Title

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VIVOS, INC.

8% CONVERTIBLE PROMISSORY NOTE CONVERSION NOTICE

Reference is made to the 8% CONVERTIBLE PROMISSORY NOTE of Vivos, Inc., a Delaware corporation (the “Company”), convertible into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, by submitting this Notice of Conversion to the Company as of the date specified below.

Date of Conversion Notice: __________

Note Balance Being Converted: __________________

Calculation of Shares due upon Note Conversion:

Shares of Common Stock to be issued upon Note Conversion: ___________

Shares of Common Stock beneficially owned

by the Holder on the Date of Conversion: ______________

Please instruct the Transfer Agent to issue the Common Stock issuable upon the Note Conversion being in the following name and to the following address:

Physical Delivery:

Issue to:

Electronic Delivery: (Subject to Transfer Agent conditions for Electronic Delivery)

Name of bank/broker due to receive the underlying Common Stock:

Bank/broker’s four digit “DTC” participant number

(obtained from the receiving bank/broker): __________

Holder’s Account Number: __________

Holder’s Signature:

By: _________________

Title: ________________

Dated:

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